PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THE THIRD QUARTER 2012

•	Acquired three Arizona Community Centered PropertiesTM below replacement cost for an aggregate purchase price of $82.2 million

•	Raised net proceeds of approximately $59.0 million in August 2012 common share offering

•	Total Operating Portfolio Occupancy grew 1% to 87% as of September 30, 2012 as compared to September 30, 2011

•	Total revenues increased 32% to $11.6 million for third quarter of 2012 as compared to the same period in 2011

•	Property net operating income for the 3rd quarter increased 35% to $7.0 million as compared to the same period in 2011

Houston, Texas, November 7, 2012 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the third quarter of 2012.

“Our quarterly results reflect the work we have done to increase and strengthen our revenues and our overall enterprise value. We have improved our underlying property asset values through increasing occupancy, redeveloping and repositioning properties, and acquiring accretive Community Centered Properties,” stated James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “In the third quarter we drove operating portfolio occupancy to 87%, which marked our fifth consecutive quarter of improving occupancy. These improvements resulted in the year-over-year increases in our overall financial results. Our Community Centered Property approach concentrates primarily on small service based tenants who meet community needs by providing medical, educational, casual dining and convenience services. This strategy has proven to be quite effective and results in premium rents for our smaller spaces. With $82 million in properties added in Arizona in the third quarter, we now own over one million square feet of leasable space in community centers in the Phoenix, Arizona market. Our pipeline of acquisition opportunities continues to be focused on properties in foreclosure, in loan default, and under stress. While our targeted acquisition approach may result in fluctuations in acquisitions activity quarter-to-quarter from a timing perspective, we expect the overall result of acquiring assets below replacement cost to add value on an annual basis and over the long-term.”

Highlights: Third Quarter 2012 Compared to Third Quarter 2011

•	Net income attributable to Whitestone REIT was $163,000, or $0.01 per diluted common share, compared to $578,000, or $0.05 per diluted common share.

•
Funds from Operations ("FFO") increased approximately 32% to $2.9 million, or $0.20 per diluted common share and operating partnership unit ("OP unit"), as compared to $2.2 million, or $0.17 per diluted common share and OP unit.

•	Funds from Operations-Core ("FFO-Core") increased 39% to $3.2 million, or $0.22 per diluted common share and OP unit, as compared to $2.3 million, or $0.18 per diluted common share and OP unit.

•	Property net operating income (“NOI”) increased 35% to $7.0 million as compared to $5.2 million. The increase of $1.8 million is primarily attributable to NOI of new acquisitions.

•	Whitestone raised approximately $59.0 million in net proceeds through the sale of 4.8 million common shares in August 2012, including the over-allotment option exercise.

Acquisition Activity
During the third quarter Whitestone completed acquisitions of three Community Centered PropertiesTM in the Phoenix area and one adjacent land parcel for an aggregate of $82.2 million in three off-market transactions, all at prices below replacement cost. They include:

•
Village Square at Dana Park was purchased for approximately $46.5 million. The 310,979 square foot center was 71% leased at the time of purchase and is located in the Mesa submarket of Phoenix, Arizona. In the same transaction, the Company also acquired several development parcels totaling 4.7 acres for approximately $4.0 million.

•	Fountain Square was acquired for approximately $15.4 million. The 118,209 square foot property was 76% leased at the time of purchase and is located in Scottsdale, Arizona.

•
Paradise Plaza was purchased in August 2012 for approximately $16.3 million. Paradise Plaza was 100% occupied at the time of purchase with 125,898 of square feet of gross leasable area, and is located in the Paradise Valley area of Scottsdale, Arizona.

 Third Quarter 2012 Leasing Highlights

Operating Portfolio Occupancy increased to 87% as of September 30, 2012 as compared to 86% as of September 30, 2011. The Company defines Operating Portfolio Occupancy as physical occupancy in all properties, excluding (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and (ii) properties that are undergoing significant redevelopment or re-tenanting.

The Company's total occupancy increased 1% to 85% as of September 30, 2012 as compared to 84% at September 30, 2011. Total occupancy includes community centers under redevelopment, recent acquisitions and community centers undergoing significant re-tenanting.

Whitestone focuses primarily on smaller space, service-oriented entrepreneurial tenants in multi-cultural neighborhoods, which drives premium rents. A summary of leasing activity is shown below:

•	A 23% increase in total number of tenants to 1,051 from 850 for the same period of 2011;

•	63 new and renewal leases signed in the third quarter of 2012 versus 67 in the same period of 2011; and

•
New and renewal leases signed during the third quarter of 2012 represent a total of 144,000 square feet and an average size of 2,300 square feet as compared to a total of 152,000 square feet and an average size of 2,300 square feet in the same period of 2011.

Community Centered PropertiesTM Portfolio Statistics

As of September 30, 2012, Whitestone owned 50 Community Centered PropertiesTM with approximately 4.2 million square feet of gross leasable area, including three development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial, service-oriented tenants that cater to neighborhoods within three to five miles from each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2012, provided a 52% premium rental rate compared to the Company's larger space tenants. Whitestone currently services 1,051 tenants throughout its portfolio.  No single tenant accounted for more than 1.2% of the Company's annualized base rental revenues as of September 30, 2012. The tenant base mix is diversified to Drive Traffic and Drive ValueTM with service offerings concentrated in medical, educational, casual dining and convenience services.

Balance Sheet

Whitestone owned 23 properties unencumbered by debt as of the end of the third quarter of 2012 with an undepreciated cost basis of $187 million. The total undepreciated values of the Company's real estate assets and real estate indebtedness were $389 million and $168 million, respectively, as of September 30, 2012. As of September 30, 2012, 59% of the Company's outstanding debt was subject to fixed interest rates which limit the risk of fluctuating interest rates. The Company's weighted average interest rate on all debt as of the end of the quarter was 4.7%.

 Whitestone, as of September 30, 2012, had $80 million available on its three-year $125 million unsecured revolving credit facility.

Dividend

Whitestone declared a quarterly cash dividend of $0.285 per common share and OP unit, paid or payable in three equal installments of $0.095 in October, November and December 2012. Based on the closing price on November 6, 2012 of $13.22 per share, the dividend represents an annual yield of approximately 8.6%.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, Community Centered Properties and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Thursday November 8, 2012 at 8:30 a.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 471-3841 for domestic participants or 1-(719) 457-1509 for international participants and entering the passcode 6624441#. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least 10 minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through November 22, 2012, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 6624441. The replay of the call will also be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the third quarter 2012 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its 1,051 tenants comprised less than 1.2% of its annualized rental revenues as of September 30, 2012. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO-Core, NOI and EBITDA. Following are explantions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. In October 2011, NAREIT communicated to its members that the exclusion of impairment writedowns of depreciable real estate is consistent with the definition of FFO, and prior periods should be restated to be consistent with this guidance. As the Company has not had any impairments in the past five years, the Company was not required to restate our FFO for prior periods. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$389,280	$292,360
Accumulated depreciation	(51,362)	(45,472)
Total real estate assets	337,918	246,888
Cash and cash equivalents	8,339	5,695
Marketable securities	1,373	5,131
Escrows and acquisition deposits	5,539	4,996
Accrued rents and accounts receivable, net of allowance for doubtful accounts	7,177	6,053
Unamortized lease commissions and loan costs	4,269	3,755
Prepaid expenses and other assets	1,271	975
Total assets	$365,886	$273,493
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$167,816	$127,890
Accounts payable and accrued expenses	11,099	9,017
Tenants' security deposits	2,846	2,232
Dividends and distributions payable	5,027	3,647
Total liabilities	186,788	142,786
Commitments and contingencies:	—	—
Partners' Capital:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	—	—
General Partner, 16,718,796 and 11,317,042 units outstanding as of September 30, 2012 and December 31, 2011, respectively	—	117,077
Limited Partners, 786,191 and 1,360,927 units outstanding as of September 30, 2012 and December 31, 2011, respectively	—	14,959
Accumulated other comprehensive loss	(427)	(1,119)
Accumulated other comprehensive loss	—	(1,329)
Total Whitestone REIT shareholders' equity	(427)	129,588
Noncontrolling interest in subsidiary	8,189	14,749
Total partners' capital	7,762	144,337
Total liabilities and partners' capital	$194,550	$287,123

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Property revenues
Rental revenues	$8,992	$7,086	$25,643	$20,462
Other revenues	2,626	1,705	7,388	4,485
Total property revenues	11,618	8,791	33,031	24,947

Property expenses
Property operation and maintenance	2,969	2,376	8,080	6,328
Real estate taxes	1,629	1,262	4,442	3,390
Total property expenses	4,598	3,638	12,522	9,718

Other expenses (income)
General and administrative	1,888	1,495	5,392	4,737
Depreciation and amortization	3,112	2,161	8,319	6,126
Interest expense	1,815	1,430	5,261	4,277
Interest, dividend and other investment income	(121)	(264)	(274)	(379)
Total other expense	6,694	4,822	18,698	14,761

Income before gain (loss) on sale or disposal of assets and income taxes	326	331	1,811	468

Provision for income taxes	(77)	(54)	(212)	(165)
Gain (loss) on sale or disposal of assets	(77)	1	(105)	(17)
Income before gain on sale of property	172	278	1,494	286

Gain on sale of property	—	397	—	397

Net income	172	675	1,494	683

Less: Net income attributable to noncontrolling interests	9	97	99	122

Net income attributable to Whitestone REIT	$163	$578	$1,395	$561

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per share data

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011		2012	2011
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	#VALUE!	#VALUE!	#VALUE!	#VALUE!

Weighted average number of common shares outstanding:
Basic	13,842	10,797		12,409	8,285
Diluted	13,961	10,809		12,526	8,300

Distributions declared per common share / OP unit	$0.2850	$0.2850		$0.8550	$0.8550

Consolidated Statements of Comprehensive Income (Loss)

Net income	$172	$675		$1,494	$683

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(9)	—		(9)	—
Unrealized gain (loss) on available-for-sale marketable securities	92	(1,672)		891	(1,881)

Comprehensive income (loss)	255	(997)		2,376	(1,198)

Less: Comprehensive income (loss) attributable to noncontrolling interests	14	(143)		158	(214)

Comprehensive income (loss) attributable to Whitestone REIT	$241	$(854)		$2,218	$(984)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net income	$1,494	$683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,255	5,701
Amortization of deferred loan costs	1,064	425
Amortization of notes payable discount	86	—
Gain on sale of marketable securities	(110)	(192)
Loss (gain) on sale or disposal of assets and properties	105	(380)
Bad debt expense	720	379
Share-based compensation	384	233
Changes in operating assets and liabilities:
Escrows and acquisition deposits	29	385
Accrued rents and accounts receivable	(1,876)	(959)
Unamortized lease commissions	(674)	(705)
Prepaid expenses and other assets	630	581
Accounts payable and accrued expenses	200	13
Tenants' security deposits	614	160
Net cash provided by operating activities	9,921	6,324

Cash flows from investing activities:
Acquisitions of real estate	(79,400)	(34,034)
Additions to real estate	(9,297)	(3,970)
Investments in marketable securities	(750)	(13,520)
Proceeds from sale of property	—	1,571
Proceeds from sales of marketable securities	5,509	7,252
Net cash used in investing activities	(83,938)	(42,701)

Cash flows from financing activities:
Distributions paid to common shareholders	(10,543)	(6,852)
Distributions paid to OP unit holders	(783)	(1,544)
Proceeds from issuance of common shares	58,679	59,667
Payments of exchange offer costs	(249)	—
Proceeds from notes payable	—	2,905
Proceeds from revolving credit facility, net	33,956	—
Repayments of notes payable	(2,853)	(2,356)
Payments of loan origination costs	(1,546)	(374)
Net cash provided by financing activities	76,661	51,446

Net increase in cash and cash equivalents	2,644	15,069
Cash and cash equivalents at beginning of period	5,695	17,591
Cash and cash equivalents at end of period	$8,339	$32,660

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,250	$4,271
Cash paid for taxes	$225	$215
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$523	$162
Financed insurance premiums	$856	$649
Value of shares issued under dividend reinvestment plan	$68	$—
Accrued offering costs	$85	$—
Acquired interest rate swap	$1,901	$—
Debt discount on acquired note payable	$(1,329)	$—
Value of common shares exchanged for OP units	$6,224	$—
Change in fair value of available-for-sale securities	$891	$(1,881)
Change in fair value of cash flow hedge	$(9)	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, expect per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FFO AND FFO-CORE
Net income	$172	$675	$1,494	$683
Depreciation and amortization of real estate assets	2,657	1,933	7,160	5,610
(Gain) Loss on disposal of assets	77	(398)	105	(380)
Net income attributable to noncontrolling interests
FFO	2,906	2,210	8,759	5,913

Acquisition costs	338	185	$532	$327
Legal settlement	—	(103)	(131)	254
FFO-Core	$3,244	$2,292	$9,160	$6,494

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$2,906	$2,210	$8,759	$5,913
Distributions paid on unvested restricted common shares	(5)	(4)	(11)	(13)
FFO excluding amounts attributable to unvested restricted common shares	$2,901	$2,206	$8,748	$5,900
FFO-Core excluding amounts attributable to unvested restricted common shares	$3,239	$2,288	$9,149	$6,481

Denominator:
Weighted average number of total common shares - basic	13,842	10,797	12,409	8,285
Weighted average number of total noncontrolling OP units - basic	786	1,815	886	1,815
Weighted average number of total commons shares and noncontrolling OP units - basic	14,628	12,612	13,295	10,100

Effect of dilutive securities:
Unvested restricted shares	119	12	117	15
Weighted average number of total common shares and noncontrolling OP units - dilutive	14,747	12,624	13,412	10,115

FFO per common share and OP unit - basic	$0.20	$0.17	$0.66	$0.58
FFO per common share and OP unit - diluted	$0.20	$0.17	$0.65	$0.58

FFO-Core per common share and OP unit - basic	$0.22	$0.18	$0.69	$0.64
FFO-Core per common share and OP unit - diluted	$0.22	$0.18	$0.68	$0.64

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011		2012		2011

PROPERTY NET OPERATING INCOME

Net income	$172	$675		$1,494		$683
General and administrative expenses	1,888	1,495		5,392		4,737
Depreciation and amortization	3,112	2,161		8,319		6,126
Interest expense	1,815	1,430		5,261		4,277
Interest, dividend and other investment income	(121)	(264)		(274)		(379)
Provision for income taxes	77	54		212		165
Loss on disposal of assets	77	(1)		105		17
Gain on sale of property	—	(397)		—		(397)
Net income attributable to noncontrolling interests	#VALUE!	#VALUE!		#VALUE!		#VALUE!
NOI	#VALUE!	#VALUE!		#VALUE!	#VALUE!

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	#VALUE!	#VALUE!	#VALUE!	#VALUE!
Depreciation and amortization	3,112	2,161		8,319		6,126
Interest expense	1,815	1,430		5,261		4,277
Provision for income taxes	77	54		212		165
Loss on disposal of assets	77	(1)		105		17
Net income attributable to noncontrolling interests	#VALUE!	#VALUE!		#VALUE!		#VALUE!
EBITDA	#VALUE!	#VALUE!		#VALUE!	#VALUE!

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2011
Net income attributable to Whitestone REIT	#VALUE!	$431	$793	$556
Depreciation and amortization	3,112	2,663	2,544	2,239
Interest expense	1,815	1,734	1,712	1,451
Provision for income taxes	77	70	65	60
Loss on disposal of assets	77	16	12	129
Net income attributable to noncontrolling interests	#VALUE!	31	67	94
EBITDA	#VALUE!	$4,945	$5,193	$4,529